AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-144104) of Novint Technologies, Inc. of our report dated March 31, 2008 relating to the financial statements, which appear in this Annual Report on Form 10-KSB of Novint Technologies, Inc. for the year ended December 31, 2007.

AJ. ROBBINS, P.C. CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
April 8, 2008